                                                                     EXHIBIT 2.3

                      STOLT-NIELSEN S.A. AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
              FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                    1997       1996        1995
                                                                                 ----------  ---------  ----------
EARNINGS:
Income Before Extraordinary Item...............................................  $  229,693  $  91,940  $  105,042
Extraordinary Item.............................................................       7,416         --          --
                                                                                 ----------  ---------  ----------
Net Income.....................................................................  $  237,109  $  91,940  $  105,042
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
PRIMARY EARNINGS PER SHARE:
Weighted Average Common and Class B Share Outstanding..........................      54,642     52,798      44,213
Net Effect of Dilutive Stock Options-based on the treasury stock method using
  average market prices........................................................         669        606         627
                                                                                 ----------  ---------  ----------
Weighted Average Common and Class B Shares and Equivalents Outstanding.........      55,311     53,404      44,840
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Founder's Shares...............................................................       7,799      7,708       7,585
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Income Before Extraordinary Item...............................................  $  229,693  $  91,940  $  105,042
Less: Dividends on Founder's Shares............................................         (39)       (39)        (75)
                                                                                 ----------  ---------  ----------
Earnings Available to Common Shareholders......................................  $  229,654  $  91,901  $  104,967
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Income Before Extraordinary Item...............................................  $     4.16  $    1.72  $     2.34
Extraordinary Item.............................................................        0.13         --          --
                                                                                 ----------  ---------  ----------
    Primary Earnings Per Share.................................................  $     4.29  $    1.72  $     2.34
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
FULLY DILUTED EARNINGS PER SHARE:
Weighted Average Common and Class B Shares Outstanding.........................      54,642     52,798      44,213
Net Effect of Dilutive Stock Options-based on the treasury stock method, using
  the year-end market price if higher than the average market price............         819        606         810
                                                                                 ----------  ---------  ----------
Fully Diluted Weighted Average Common and Class B Shares and Equivalents
  Outstanding..................................................................      55,461     53,404      45,023
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Income Before Extraordinary Item...............................................  $     4.14  $    1.72  $     2.33
Extraordinary Item.............................................................        0.13         --          --
                                                                                 ----------  ---------  ----------
    Fully Diluted Earnings Per Share...........................................  $     4.27  $    1.72  $     2.33
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

    All share and per share data have been restated to reflect the distribution on December 29, 1995 of one Class B Share for every two Common Shares issued and outstanding, since the Class B Shares are equivalent to Common Shares for such purposes.